November 28, 2007

Washington Mutual Bank
620 West Germantown Pike, Suite 200
Plymouth Meeting, PA 19462
Attn: Paul Ulrich, President/CEO
T: (610) 238-6929
F: (610) 828-7293
E: paul.ulrich@wamu.net

Re:Notice and Request for Waiver

Ladies and Gentlemen:

Reference is made to that certain (a) Warehousing Credit and Security Agreement dated as of May 31, 2006 among MMA Construction Finance, LLC and Washington Mutual Bank (the “Credit Agreement”) and (b) Multifamily and Health Care Mortgage Loan Repurchase Agreement dated as of May 31, 2006 by and between Washington Mutual Bank and MMA Mortgage Investment Corporation (the "Repurchase Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of Section 11.1 of the Credit Agreement and Section 15.1 of the Repurchase Agreement.

As we notified you by letter in September 2006 and by the Notice and Request for Waiver, dated March 12, 2007, our continuing efforts to restate certain of the historical GAAP financial statements of Municipal Mortgage & Equity, LLC (“MuniMae”) and certain other matters have delayed the completion of certain of our 2006 financial statements and periodic reports to the Securities and Exchange Commission, as well as the financial statements for certain of our affiliates.

We currently anticipate that we will file (1) our annual report on Form 10-K for fiscal 2006 (the “MuniMae 2006 Form 10-K”) on or before March 3, 2008 and (2) our quarterly reports on Forms 10-Q for each of the quarters ending March 31, 2007, June 30, 2007 and September 30, 2007 (the “MuniMae Q1 2007 Form 10-Q”, the “MuniMae Q2 2007 Form 10-Q”and the “MuniMae Q3 2007 Form 10-Q” respectively, and together the “MuniMae 2007 Forms 10-Q”) sequentially at some point after March 31, 2008 but not after December 31, 2008. Prior to these filling dates, we currently anticipate that we will be able to deliver only “management certified” unaudited financial statements with respect to MuniMae.

As a result and as we have informed you previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in Section 7.2 of the Credit Agreement and Section 13.7 of the Repurchase Agreement

Request for Waiver

We hereby request a waiver of any and all Defaults or Events of Default with respect to the matters set forth herein; provided that we are able to deliver:

(a)	audited 2006 financial statements for MuniMae as well as the MuniMae 2006 Form 10-K on or before March 3, 2008,

(b)	the MuniMae 2007 Forms 10-Q filed sequentially on or before December 31, 2008,

(c)	audited financial statements for MMA Mortgage Investment Corporation for the year ending December 31, 2007 on or before March 31, 2008, and

(d)	audited financial statements for other applicable MuniMae subsidiaries for the year ending December 31, 2007 on or before December 31, 2008.

This notice is being delivered to you as confirmation of our earlier discussion with you on the topics set forth above and our understanding that this situation dies not present any issues under the Agreement. Please contact me by phone at (813) 868-8025 or e-mail at ed.feldkamp@munimae.com if this is not the case.

MUNICIPAL MORTGAGE & EQUITY, LLC

By: /s/ Edward Feldkamp
Name: Edward Feldkamp
Title:Vice President and Treasurer

Please indicate your grant of the waivers requested above by signing below and returning a copy of this page to me by e-mail or facsimile.

WASHINGTON MUTUAL BANK

By: /s/ John L. Thomas
Name: John L. Thomas
Title: Vice President

Date: 11/28/2007